EXHIBIT 1.1

FIRST CLASS NAVIGATION CORPORATION

(a Marshall Islands corporation)

15,000,000 Units

UNDERWRITING AGREEMENT

Dated as of ________, 2008

FIRST CLASS NAVIGATION CORPORATION

(a Marshall Islands corporation)

15,000,000 Units

UNDERWRITING AGREEMENT

_______, 2008

DAHLMAN ROSE & CO., LLC, and

LADENBURG THALMANN & CO. INC.,

    as Representatives of the several Underwriters

c/o Dahlman Rose & Co., LLC

142 West 57th Street, 18th Floor

New York, New York 10019

Ladies and Gentlemen:

First Class Navigation Corporation, a Marshall Islands corporation (the “Company”), confirms its agreement with Dahlman Rose & Co., LLC (“Dahlman Rose”), Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”) and each of the other Underwriters named in Schedule A attached hereto (collectively, the “Underwriters”), for whom Dahlman Rose and Ladenburg Thalmann are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 15,000,000 units (the “Units”) of the Company (the Units to be purchased by the Underwriters pursuant hereto being referred to as the “Initial Units”), in the respective amounts set forth opposite each Underwriter’s name in such Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the over-allotment option described in Section 2(b) hereof to purchase all or any part of 2,250,000 additional Units (the “Option Units”) to cover over-allotments, if any.

Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for an exercise price of $7.00 (subject to adjustments) during the period commencing on the later of the consummation by the Company of the initial Business Combination (as defined below) or one year from the effective date (the “Effective Date”) of the Registration Statement (as defined below) and terminating on the fifth anniversary of the Effective Date.

As used herein, the term “Business Combination” (as described more fully in the Registration Statement referred to below) shall mean any acquisition, through merger, stock exchange, asset acquisition, stock purchase or similar business combination, by the Company of a Target Business, and the term “Target Business” shall have the meaning set forth in the Prospectus (as defined below).

The Units (including the Initial Units and the Option Units), the shares of Common Stock and the Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Securities”. The shares of Common Stock and the Warrants included in the Initial Units will begin separate trading as promptly as practicable after the earlier to occur of (i) the expiration of the option described in Section 2(b) hereof to purchase Option Units or (ii) the exercise in full by the Underwriters of such option to purchase Option Units, provided that the Company has filed with the Securities and Exchange Commission (the “Commission”) an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering.

First Fleet Ltd., a Marshall Islands corporation (the “Existing Stockholder”), has purchased, pursuant to Warrant Subscription Agreements, dated ______________ (collectively, the “Warrant Subscription Agreements”), an aggregate of 5,500,000 warrants from the Company in a private placement, which was completed one business day prior to the closing of the offering of the Units, at a price of $1.00 per warrant, for an aggregate purchase price of $5,500,000 (the “Private Placement Warrants”).

The Company has caused the Existing Stockholder, as well as the stockholders of the Existing Stockholder (the “First Fleet Stockholders”) to enter into a Stock Escrow Agreement with _________________, dated ______________ (the “Escrow Agreement”) pursuant to which the shares of Common Stock owned by the Existing Stockholder and the shares of the Existing Stockholder owned by the First Fleet Stockholders will be held in escrow by the Escrow Agent until the first anniversary of the date of the consummation of the Company’s initial Business Combination.

The Company has entered into a warrant agreement with respect to the Warrants and the Private Placement Warrants with ______________ on ______, 2008 (the “Warrant Agreement”).

The Company has entered into a Registration Rights Agreement, on _____________, 2008 (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights to the Existing Stockholder.

The Company has entered into a Services Agreement (the “Services Agreement”) with First Class Management S.A., pursuant to which the Company will pay a monthly fee of $10,000 for office space and administrative services, including secretarial support.

The Company has entered into an Investment Management Trust Agreement dated _________, 2008 (the “Trust Agreement”) with ___________________, pursuant to which $150,000,000 (including deferred underwriting discounts and commissions of $5,700,000 as described in Section 2(d) hereof) of the proceeds received by the Company for the Initial Units, or $171,780,000 (including deferred underwriting discounts and commissions of $6,555,000 as described in Section 2(d) hereof) if the Underwriters’ over-allotment option is exercised in full pursuant to Section 2(b) of this Agreement, will be deposited in a trust fund (the “Trust Account”) for the benefit of holders of shares of Common Stock and others (including the Underwriters) as described in the Registration Statement.

The Escrow Agreement, the Warrant Subscription Agreements, the Warrant Agreement, the Registration Rights Agreement, the Services Agreement and the Trust Agreement are herein referred to as the “Ancillary Agreements”.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-148569), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus”, and the preliminary prospectus dated ________, 2008 is referred to as the “Time of Sale Prospectus”. The registration statement filed with the Commission on January 9, 2008, including the amendments, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to as the “Rule 462(b) Registration Statement,” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form filed with the Commission on ________________, 2008 and furnished to the Underwriters for use in connection with the offering of the Securities is referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement, and any post-effective amendment thereto, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act (and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission). Any request on the part of the Commission for additional information has been complied with.

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time (as defined below), the Time of Sale Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time that the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 1(a)(i) and elsewhere in this Agreement, “Applicable Time” means _______ (Eastern time) on _________, 2008 or such other time as agreed by the Company and the Representatives.

The representations and warranties in this Section 1(a)(i) shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus at the Applicable Time made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed with the Commission or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company has filed with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934 (the “1934 Act”) of the Securities.

(ii) Prior Securities Transaction. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company since the formation of the Company, except as disclosed in the Registration Statement.

(iii) Independent Accountants. Rothstein Kass, the accountants who audited the financial statements and supporting schedules included in the Registration Statement, are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Warrant Agreement, the Escrow Agreement, the Warrant Subscription Agreements and the Trust Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing as such in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the Company.

(vii) Subsidiaries. The Company has no subsidiaries, and does not own any interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(viii) Capitalization. The authorized capital stock of the Company issued and outstanding prior to the issuance of the Securities conforms to the description thereof contained in the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization”. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Validity of Agreements. The Ancillary Agreements have each been duly and validly authorized by the Company and, assuming due authorization, execution and delivery of the other parties thereto, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(xi) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. The shares of Common Stock included in the Units and issuable upon exercise of the Warrants when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The Units, the Warrants and the Common Stock conform to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Units, Common Stock or Warrants will be subject to personal liability by reason of being such a holder. Except for those rights provided for in the Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain stockholders of the Company named therein (the “Registration Rights Agreement”), the issuance of Units, Common Stock or Warrants as contemplated hereby is not subject to preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Defaults and Conflicts. The Company is not in violation of the Charter or its amended and restated bylaws as in effect on the date hereof (the “Bylaws”) or in default in the performance or observance of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement, the Ancillary Agreements, the issuance and sale of the Securities, the consummation of the transactions contemplated herein, therein, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus (including the sale of the Private Placement Warrants and the use of the proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Agreements and Instruments, or result in any violation of the provisions of the Charter or the Bylaws or any applicable law, statute, rule or regulation, judgment, order, writ or decree applicable to the Company of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in each such case (other than with respect to the Charter or the Bylaws), for any violations, breaches or defaults which would not reasonably be expected to result in Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, that is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or that might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, that is not so disclosed. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as exhibits thereto.

(xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Ancillary Agreements, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereby and thereby (including the sale of the Private Placement Warrants), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws or in each such case where the failure to obtain or make such appropriate filing, authorization, approval, consent, license, order, registration, qualification or decree would not be reasonably expected to result in a Material Adverse Effect.

(xvi) Absence of Manipulation. Neither the Company nor to the Company’s knowledge, any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has taken, nor will the Company or any Affiliate thereof take, directly or indirectly, any action that is designed to cause or result in, or which has constituted or would be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Title to Property. All of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Time of Sale Prospectus and the Prospectus, are in full force and effect. The Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix) Registration Rights. Except as set forth in the Time of Sale Prospectus and the Prospectus with respect to the Registration Rights Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xx) Regulation. The disclosures in the Time of Sale Prospectus and the Prospectus concerning the effects of federal, state and local regulation are correct in all material respects.

(xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxii) Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)), pursuant to which the Existing Stockholders agree to the matters described as being agreed to in the Prospectus (the “Insider Letters”).

(xxiii) Finder’s Fees. Except as set forth in the Time of Sale Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the best of the Company’s knowledge, the Existing Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, the Existing Stockholder that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(xxiv) Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than payments to the Underwriters.

(xxv) Use of Proceeds. None of the net proceeds of this offering will be paid by the Company to any participating FINRA member or its Affiliates, except as specifically authorized herein and except as may be paid in connection with the Business Combination as contemplated by the Prospectus.

(xxvi) Insiders’ FINRA Affiliation. Based on questionnaires received from such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member.

(xxvii) Private Placement Warrants. The Company’s sale of the Private Placement Warrants did not require registration under the 1933 Act or the securities law of any state or other jurisdiction.

(xxviii) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent or employee thereof, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(xxix) Anti-Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxx) Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxi) Tax Matters. The Company expects to conduct its affairs in a manner so that it will not qualify as a “passive foreign investment company” or a “foreign investment company”, each within the meaning of the United States Internal Revenue Code of 1986, as amended.

There are no transfer taxes or other similar fees or charges under Marshall Islands law, U.S. federal law, or the laws of any U.S. state or political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the securities.

(xxxii) American Stock Exchange Listing. The Securities have been approved for listing subject to notice of issuance of the American Stock Exchange.

(xxxiii) OFAC. Neither the Company nor, to the knowledge of the Company, the Existing Stockholder, or any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company (either or directly or through the Trust) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) First Fleet Ltd. The Existing Stockholder was formed on September 25, 2007 for the sole purpose of holding the shares of Common Stock of the Company and has conducted no business or other activity other than subscribing for and holding such shares or Common Stock. All shares of the Existing Stockholder are owned beneficially and of record by Mr. Dimitrios Souravlas, Mr. Georgios Souravlas, and Mr. Alexandros Politis-Kalenteris.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Initial Unit set forth in Schedule B attached hereto, the number of Initial Units set forth in Schedule A attached hereto opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 Units at the price per Option Unit set forth in such Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised, in whole or in part, from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units, upon notice by the Representatives to the Company setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be sooner than two (2) or later than five (5) full business days after the exercise of the option and shall not in any event be prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, New York, NY 10178, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time)) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being referred to as the “Closing Time”).

In addition, if any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment of $_________ per Unit shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining proceeds shall be paid to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, give receipt for and make payment of the purchase price for the Initial Units and the Option Units, if any, which it has agreed to purchase. Each of Dahlman Rose and

Ladenburg Thalmann, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Deferred Discounts and Commissions. The Underwriters agree that $0.38 in deferred discounts and commissions that would otherwise have been payable to the Underwriters shall be contributed to the Trust Account for each Initial Unit and Option Unit sold, for a total of $5,700,000 of the proceeds received by the Company for the Initial Units, or $6,555,000 if the Underwriters’ over-allotment option is exercised in full pursuant to Section 2(b) of this Agreement, such deferred discounts and commissions to be held in the Trust Account until the earlier of the completion of the Business Combination or the liquidation of the Trust Account. The Underwriters’ deferred discounts and commissions (less $0.38 for each share of Common Stock which has previously or at that time been properly converted by our public stockholders in accordance with their rights as described in the Prospectus, which shall be forfeited) shall be released from the Trust Account to the Underwriters upon consummation by the Company of the Business Combination. If the Company is unable to consummate the Business Combination and the Company dissolves and the Trust Account liquidates, (i) the Underwriters will forfeit any rights or claims to the deferred discounts and commissions and (ii) the deferred discounts and commissions shall be distributed on a pro rata basis among the public stockholders of the Company along with any remaining interest thereon as described in the Prospectus.

(e) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two (2) full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. In lieu thereof, certificates may be delivered through the facilities of the Depository Trust Company for the account of the Underwriters. The Company shall not be obligated to sell or deliver the Initial Units except upon tender of payment by the Representatives for all the Initial Units.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, of the issuance by any state securities law administrator of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threat of any proceedings for any of such purposes. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required under Rule 424(b), and will take such steps as it deems reasonably necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, or supplement to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object to in writing.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will as soon as practicable prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, the Company will use its commercially reasonable efforts, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Units, the Common Stock and the Warrants on the American Stock Exchange.

(j) Restriction on Sale of Securities. Until 180 days after the Effective Date, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of a Warrant or a Private Placement Warrant or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or any employee benefit plan of the Company.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Reports to the Representatives. For a period of four years from the Effective Date or, if earlier, until the dissolution and liquidation of the Company, the Company will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and furnish to the Representatives (i) a copy of each periodic report that the Company files with the Commission, (ii) a copy of each Form 6-K or Schedule 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iii) five copies of each registration statement filed by the Company with the Commission under the 1933 Act, and (iv) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, provided, that in the case of subsection (iv) above, the Representatives shall sign, if required by the Company, a Regulation FD compliant confidentiality agreement reasonably acceptable to the Representatives in connection with the Representatives’ receipt of such information.

(m) Notice to FINRA. In the event any person or entity (excluding attorneys, accountants and other service providers that are not affiliated or associated with the FINRA and are not brokers or finders) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the FINRA and the Representatives prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) an explanation as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Further, the Company agrees to advise as soon as practicable the FINRA and the Representatives and their counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

(n) Internal Controls. The Company will establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) Form 6-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Time (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as practicable after the Closing Time as the Audited Financial Statements become available, the Company shall file a Report on Form 6-K with the Commission, which report shall contain the Audited Financial Statements.

(p) Trust Account Waiver Acknowledgment. The Company hereby agrees that, prior to entering into a written letter of intent, confidentiality or non-disclosure agreement or other written agreement with a target business (“Target Business”) or obtaining the services of any vendor or service provider (excluding, solely with respect to any deferred underwriters’ discounts and commissions, the Underwriters), the Company will use commercially reasonable efforts to cause such Target Business or vendor or service provider to acknowledge in writing, through such letter of intent, confidentiality agreement or other similar document (and subsequently acknowledged in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $150,000,000 (including deferred underwriting discounts and commissions of $5,700,000) for the benefit of the public stockholders of the Company and the Underwriters, as described in the Trust Agreement and as further described on Exhibit A attached hereto, and (b) for and in consideration of the Company (i) agreeing to enter into such agreement with such Target Business or (ii) agreeing to engage the services of the vendor or service provider, as the case may be, such Target Business or vendor or service provider agrees that it does not have any right, title, interest or claim in or to any amounts held in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

(q) Charter and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Charter or the Bylaws. Prior to the consummation of the Business Combination, the Company will not amend the Charter in a manner adverse to the public stockholders without the prior written consent of the Representatives.

(r) Blue Sky Requirements. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, the Company shall provide the Representatives with ten (10) copies of all proxy information and all related material filed with the Commission in connection with the Initial Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any state in which its initial public offering was registered such information as may be requested by such state.

(s) Charter Procedure. The Company agrees that it will comply with Article Sixth of the Charter.

(t) Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the 1933 Act prior to the consummation of the Initial Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the 1934 Act during such period.

(u) Issuer Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Rules, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, whether or not required to be filed with the Commission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any agreement among the Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any account agent, trustee, transfer agent, registrar, and warrant agent for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered by the Company in connection with the road show, (x) the filing fees, costs and expenses incident to the review by the FINRA of the terms of the sale of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters solely in connection with the FINRA filing and (xi) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4(a).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(k) (other than due to a non-fulfillment of conditions under Sections 5(c) or 5(i)(iii), or Section 5(h) (other than arising out of the Company’s failure to respond to the FINRA’s reasonable request for information or reasonable assurances from the Company)) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, not to exceed $125,000. The Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b), or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Kramer Levin Naftalis & Frankel LLP, and Reeder & Simpson PC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially in the form set forth in Exhibit B hereto.

(c) Opinion of Counsel for Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and to Morgan, Lewis & Bockius LLP, counsel for the Underwriters, and the Representatives shall have received from such counsel a favorable opinion, dated the Closing Time, with respect to such of these proceedings as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Registration Statement, any Material Adverse Effect (as defined in Section 1(a)(v) hereof), and the Representatives shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of

Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Rothstein Kass, independent registered public accounting firm for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Rothstein Kass, independent registered public accounting firm for the Company, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

(g) Listing of Securities. At the Closing Time, the Units shall have been approved for quotation on the American Stock Exchange.

(h) No Objection. The FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Conditions to Purchase of Option Units. If the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Company contained in Section 1(a) hereof and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at each relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct in all material respects as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Kramer Levin Naftalis & Frankel LLP, and Reeder & Simpson PC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinions of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Rothstein Kass, independent registered public accounting firm for the Company, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(j) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Prospectus, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the Prospectus (or any amendment or supplement thereto).

(2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b) Indemnification of the Company and its Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the Time of Sale Prospectus, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it is not materially prejudiced as a result thereof and, in any event, shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any claim that is the subject of this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A attached hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Registration Statement, occurrence of a Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of new hostilities or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such market or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non- defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, then the Company shall be entitled to a further period of an additional one business day within which to procure another party or parties satisfactory to the Representatives to purchase the Initial Units or Option Units on the terms contained herein; provided that if the Company does procure another party within such one business day period, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of the Company (except for under Sections 4 and 6 hereof) and any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Units, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding five business days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be given or made in writing and shall be deemed to have been duly given or made if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Dahlman Rose & Co., LLC, 142 West 57th Street, 18th Floor, New York, New York 10019, Attention: Simon Rose, Facsimile: (212) 920-2952, and Ladenburg Thalmann & Co. Inc., 58 South Service Road, Suite 160, Melville, NY 11747, Attention: Richard B. Matty, Syndicate Manager, Facsimile: (631) 270-1998, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Howard A. Kenny, Facsimile: (212) 309-6001; and notices to the Company shall be directed to it at ________________________________, Facsimile: (212) __________, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention: Christopher S. Auguste, Facsimile: (212) 715-8000.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Existing Stockholder, creditors or employees of the Company, or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

SECTION 20. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

SECTION 21. Waivers. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

FIRST CLASS NAVIGATION CORPORATION
By
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

DAHLMAN ROSE & CO., LLC
By
Authorized Signatory

LADENBURG THALMANN & CO. INC.
By
Authorized Signatory

For themselves and as Representatives of the several

Underwriters named in Schedule A attached hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial Units

SCHEDULE B

FIRST CLASS NAVIGATION CORPORATION

15,000,000 Units

1. The initial public offering price per Unit, determined as provided in Section 2, shall be $10.00.

2. The purchase price per Unit for the Initial Units to be paid by the Underwriters shall be $9.30, being an amount equal to the initial public offering price set forth above less $0.70 per Unit (which includes $0.38 in deferred discounts and commissions pursuant to Section 2(d)).

3. The purchase price per Unit for any Option Units purchased upon the exercise of the over-allotment option described in Section 2(b) shall be $10.00, being an amount equal to the initial public offering price set forth above less underwriting discounts and commissions equal to $0.70 per Unit (which includes $0.38 in deferred discounts and commissions pursuant to Section 2(d)).

Exhibit A

TRUST ACCOUNT WAIVER ACKNOWLEDGMENT

TRUST ACCOUNT PROVISIONS

Monies may be disbursed from the Trust Account only:

(i) to the public stockholders in the event they elect to convert their IPO Shares (as defined in the Charter) or in the event of the liquidation of the Company;

(ii) to the Company after it consummates an Initial Business Combination;

(iii) with respect to the Underwriters’ deferred discounts and commissions placed in the Trust Account, to the Underwriters after consummation of an Initial Business Combination;

(iv) to the Company from interest earned on the Trust Account for payment of taxes owed thereon; or

(v) to the Company from interest earned on the Trust Account, after payment or provision for taxes as contemplated by (iv) above, in an aggregate amount of up to $2,450,000 to fund working capital requirements.

Exhibit B

ITEMS TO BE COVERED BY OPINIONS OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshall Islands.

2. The Company has corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to execute and deliver the Underwriting Agreement.

3. The Company is duly qualified as a foreign corporation to transact business, and is in good standing as such, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Company.

4. The authorized capital stock of the Company conforms to the description thereof contained in the Time of Sale Prospectus and the Prospectus; the shares of capital stock of the Company issued and outstanding prior to the issuance of the Securities have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights, if any, of any securityholder of the Company.

5. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

6. The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

9. The Registration Statement, the Time of Sale Prospectus, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

10. The form of certificate used to evidence the Common Stock filed as an exhibit to the Registration Statement satisfies in all material respects the applicable statutory requirements and applicable requirements of the Charter and the Bylaws.

11. To our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company that is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, that is not so described.

12. The statements contained in the Time of Sale Prospectus and the Prospectus relating to the Securities under the heading “Description of Securities” and in the Registration Statement under Item 14, insofar as such statements contain a summary of the terms of the Securities, legal matters, the Charter and Bylaws or legal proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings.

13. To our knowledge, there are no statutes or regulations, or contracts or other documents, that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed as exhibits thereto (except as to the securities or blue sky laws of the various states and the contracts and documents described in the “Underwriting” section of the Registration Statement, each as to which we express no opinion).

14. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than (A) such as have been obtained under the 1933 Act and the 1933 Act Regulations, (B) as may be required under the securities or blue sky laws of the various states, as to which we express no opinion or (C) such as are required by the FINRA) is necessary or required in connection with the issuance and sale of the Securities or the consummation of the other transactions contemplated by the Underwriting Agreement.

15. The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with, constitute a breach of, or a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Charter or the Bylaws, or (c) violate any law, statute, rule, regulation, or, to our knowledge, any judgment, order, writ or decree applicable to the Company, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus, the Prospectus and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except as otherwise set forth in this opinion), no facts have come to our attention that lead us to believe that: (1) the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Time of Sale Prospectus (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the date hereof, or at the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.